Exhibit 99.1

MARVEL REPORTS Q1 EPS OF $0.58 AND RAISES 2008 FINANCIAL GUIDANCE

Iron Man Launches with #1 Opening Weekend Domestic Box Office of $100.75 Million, the 2nd Best Non-Sequel Debut Ever,
and Worldwide Box Office of $201 Million

Marvel Announces Feature Film Release Slate: Iron Man Sequel and Thor in Summer 2010 and Two Avenger-themed Movies in Summer 2011

New York, New York – May 5, 2008 -- Marvel Entertainment, Inc. (NYSE: MVL), a global character-based entertainment and licensing company, today reported operating results for its first quarter ended March 31, 2008.  Marvel also announced the opening weekend box office performance of its debut Iron Man feature film, and unveiled its self-produced feature film slate through 2011.  Iron Man debuted this weekend, generating an estimated domestic box office of $100.75 million for the three-day weekend.  This performance represents the 10th best opening weekend ever and the 2nd best non-sequel feature film debut ever - second only to Spider-Man, also a Marvel character.  On a worldwide basis, Iron Man has generated an estimated $201 million in global box office to date.   In keeping with the Company’s increasing focus on entertainment and licensing opportunities, Marvel also announced it has substantially completed its exit from direct toy operations and consequently will no longer report the results of its remaining toy business as a separate reportable segment effective with Q1 2008.

Marvel Entertainment, Inc. Segment Net Sales and Operating Income (Unaudited) (in millions)
		Three Months Ended March 31,
		2008	2007
Licensing (1):	Net Sales	$ 84.6	$119.7
	Operating Income	85.4	98.8
Publishing:	Net Sales	26.5	27.5
	Operating Income	9.9	11.5
Film Production: Operating Loss		(2.0)	(3.0)
All Other (1):	Net Sales	1.5	4.2
	Operating Income	(5.8)	(6.2)
TOTAL NET SALES		$ 112.6	$ 151.4
TOTAL OPERATING INCOME		$ 87.5	$ 101.1

(1) Income from Marvel’s licensee Hasbro previously reported in the Toy segment is now recorded within the Licensing segment.  Marvel’s remaining in-licensed toy lines are now aggregated with corporate overhead in “All Other.”  Q1 2007 segment information has been restated accordingly.

Reflecting contributions in the year-ago first quarter related to the coming release of Spider-Man III, Marvel reported Q1 2008 net sales of $112.6 million and net income of $45.2 million, or $0.58 per diluted share, compared to net sales of $151.4 million and net income of $46.8 million, or $0.54 per diluted share, in Q1 2007.

Marvel Entertainment Q1 2008 Results, 5/5/08	page 2 of 9

Feature Film Slate Update:

Marvel today updated its feature film slate strategy and plans for the next three years, locking in key release windows for its character franchises.  In order to focus its attention on maximizing the success of an Iron Man sequel and the launch of Thor in the summer of 2010 and because Marvel believes that the summer is the optimal time to launch a new property, the Company will not release a self produced film in 2009.  Marvel plans to launch its 2010 film slate with the release of the sequel, Iron Man 2, on April 30, 2010, followed by the launch of Thor on June 4, 2010.    Additionally, Marvel is planting its feature film stakes for summer 2011 with an Avengers-themed summer – a two-picture project which will debut on May 6, 2011 with The First Avenger: Captain America (working title), followed by The Avengers in July 2011.

Marvel’s Chairman, Morton Handel, commented, “Adjusting for the strong year-ago contribution from the Spider-Man JV, Marvel’s Q1 2008 operating results continued to demonstrate strong global demand for consumer products based on the Company’s portfolio of characters.  Marvel’s self-produced feature film slate launched this past weekend with a performance that firmly establishes Iron Man as a major new film franchise, and the Company eagerly awaits the June premiere of The Incredible Hulk, Marvel’s second self-produced film.  In addition, Marvel has been investing in other important areas of growth such as the Internet where, to lead the Company’s newly formed Global Digital Media Group, Marvel recently announced the hiring of Ira Rubenstein.  Marvel has a strong foundation to build from, and the Company is adding infrastructure to maximize these opportunities.”

First Quarter Segment Review:

•
Marvel is now reporting the net sales and operating contribution from its license agreement with Hasbro within the Licensing segment.  Net sales in the Licensing Segment decreased in Q1 2008 principally reflecting a decline in net sales from the Spider-Man merchandising joint venture (JV) with Sony and a decrease in income from Hasbro to $8.3 million, compared to income from Hasbro of $20.8 million in Q1 2007.

Net sales for the Spider-Man JV declined to $29.7 million in Q1 2008, versus $56.9 million in Q1 2007.  The year-over-year decline in JV net sales was anticipated, as the high level of net sales in Q1 2007 was triggered by “on shelf dates” related to the May 2007 release of Spider-Man III.  This decline was offset in part by increases in domestic and international consumer products licensing, as well as from a higher level of license revenue from Marvel Studios related to the Spider-Man, X-Men and Fantastic Four movie properties.  Marvel’s Q1 2008 Licensing segment operating income results also reflect settlement payments from two licensees in connection with the termination of their respective interactive license agreements.  The settlements totaled $19 million and were recorded as other income.  Operating margin in the Licensing segment was 101% in Q1 2008, reflecting the benefit of these settlement payments included in operating income but not included in net sales.  The operating margin for the Licensing segment was 83% in Q1 2007.

Marvel Entertainment, Inc. Licensing Sales by Division (Unaudited) (1) (in millions)
	Three Months Ended
	3/31/08	3/31/07
Domestic Consumer Products	$ 25.7	$ 41.0
International Consumer Products	15.0	18.4
Spider-Man L.P. (Domestic and International)	29.7	56.9
Marvel Studios	14.2	3.4
Total Licensing Segment	$ 84.6	$119.7

Marvel Entertainment Q1 2008 Results, 5/5/08	page 3 of 9

(1) As noted above, income from Marvel’s toy licensee Hasbro, Inc. is now reflected within Marvel’s Licensing segment in Domestic and International Consumer Products.  The year-ago period has been restated to reflect this treatment.  In prior periods, income from Hasbro had been recorded within the separately reported Toy segment.

•
Marvel’s Publishing Segment net sales declined by $1.0 million or 4% to $26.5 million in Q1 2008 principally due to the timing of major publishing initiatives.  Q1 2008 net sales reflected a decline in comic book sales within the direct channel and lower advertising and custom sales, offset in part by continued strong growth in the Mass Market channel.  The year-over-year decline in direct channel sales principally reflects strong sales of high profile titles Civil War and The Death of Captain America in the year ago period, versus no comparable specialty titles in Q1 2008.  Operating income in the Publishing segment declined by 14% on a year-over-year basis to $9.9 million in Q1 2008 with an operating margin of approximately 37% compared to approximately 42% in the prior-year-period.  Based on its planned slate of publishing initiatives, including the release of the Secret Invasion series in late Q2 2008, Marvel expects its Publishing segment to return to traditional margins for the full year 2008.

~~•~~
Marvel’s Film Production segment operating losses were $2.0 million for Q1 2008, compared to $3.0 million in Q1 2007, reflecting overhead costs that were capitalized into Marvel’s self-produced films in Q1 2008.  Film Production segment operating costs consist primarily of employee compensation and the expenses associated with Marvel Studios’ office in California.

•
Among the items in All Other is Corporate overhead, which was $6.5 million in Q1 2008 and $3.6 million in Q1 2007.  The difference in year over year Corporate overhead is principally attributed to a one time credit in Q1 2007 of $1.9 million associated with pension accounting.  All Other also includes the results of in-licensed toy lines: for Q1 2008, net sales of $1.5 million and operating income of $0.7 million; for Q1 2007, net sales of $4.2 million and an operating loss of $2.6 million.

Balance Sheet And Share Repurchase Update:
As of March 31, 2008, Marvel had cash and investments of $150.6 million (including $23.2 million in restricted cash) with no outstanding borrowings under its $100 million line of credit with HSBC Bank.  In Q1 2008, Marvel purchased approximately 414,000 shares of its common stock, at an average price of $24.01, for total consideration of $9.9 million.  The Company has approximately $128 million remaining under its share repurchase authorizations, including its $100 million February 2008 authorization.

Marvel Studios Entertainment Pipeline (Development and release dates for licensed properties are controlled by studio partners)
Feature Film Projects Being Developed by Marvel – partial list
Film/Character	Studio	Status
Iron Man	Marvel	Released May 2, 2008
The Incredible Hulk	Marvel	Scheduled for June 13, 2008 release
Iron Man 2	Marvel	Scheduled for April 30, 2010 release
Thor	Marvel	Scheduled for June 4, 2010 release
The First Avenger: Captain America (working title)	Marvel	Scheduled for May 6, 2011 release
The Avengers	Marvel	Scheduled for July 2011 release
Ant-Man	Marvel	Writer/director engaged
Licensed Marvel Character Feature Film Line-Up
Film/Character	Studio/Distributor	Status
Punisher: War Zone	Lionsgate	Scheduled for December 5, 2008 release
X-Men Origins: Wolverine	Fox	Scheduled for May 1, 2009 release
Marvel Character Animated TV Projects
Character	Studio	Status

Marvel Entertainment Q1 2008 Results, 5/5/08	page 4 of 9

Fantastic Four: World’s Greatest Heroes	Moonscoop SAS (France)	26, 30-minute episodes airing internationally.
Spectacular Spider-Man	Sony	Currently airing on Kids’ WB
Wolverine and the X-Men	First Serve Toonz (India)	26, 30-minute episodes in development; scheduled for Spring 2009 release on Nicktoons.
Iron Man: Armored Adventures	Method Films (France)	26, 30-minute episodes in development; scheduled for Spring 2009 release on Nicktoons.
Hulk Gamma Corps	TBD	In development; scheduled for Spring 2009 release.
Super Hero Squad	TBD	In development; scheduled for Spring 2009 release.
Marvel Character Animated Direct-to-DVD Projects
Title	Partner	Status
Next Avengers: Heroes of Tomorrow	Lionsgate	Scheduled for Late-2008 release.
Hulk Vs.	Lionsgate	Scheduled for Early-2009 release.
Thor: Son of Asgard	Lionsgate	Scheduled for Late-2009 release.
Planet Hulk	Lionsgate	Scheduled for Early 2010 release.
Marvel Character Live Stage Projects
Project	Producers	Status
Spider-Man, the Musical	Hello Entertainment/David Garfinkle, Martin McCallum, Marvel Entertainment, SONY Pictures Entertainment	In development/opening date to be determined; Julie Taymor director; music & lyrics by U2’s Bono and The Edge
Marvel 2008 Video Game Releases (Release dates controlled by Publishing partner)
Publisher	Title	Status
Sega	Iron Man	Released, Friday, May 2, 2008.
Sega	The Incredible Hulk	Scheduled for release Tuesday, June 3, 2008.
Activision	Spider-Man: Web of Shadows	Scheduled for release Fall 2008.

Exit from Toy Operations
In Q1 2008, Marvel substantially completed its exit from direct toy operations that were primarily focused on the in-licensed Curious George toy line and consequently will no longer report “Toys” as a separate reportable segment.  Marvel is now reporting the net sales and operating contribution from its license agreement with Hasbro within the Licensing segment.  Marvel has assigned the Curious George license to a division of Jakks Pacific but has retained the minimum guarantee obligation associated with this license, which remains fully accrued as of March 31, 2008.  Revenues and operating income contribution from the remaining sale of toys are now aggregated within the category “All Other” which also includes Corporate overhead.

Financial Guidance:
Reflecting the Company’s strong first quarter performance, Marvel today raised its 2008 financial guidance for net sales, net income and diluted EPS as highlighted in the table below.  Marvel’s 2008 financial guidance does not include revenues or expenses related to the box office, home video/DVD, TV or media sales performance of the company’s self-produced Iron Man or The Incredible Hulk films as the Company does not currently have sufficient performance information to reliably estimate the impact of these films on the Company's Filmed Production financial results.  Marvel’s 2008 financial guidance does reflect the overhead costs related to its film production business, and the interest and fees related to the origination of Marvel’s $525 million film slate facility, as well as the anticipated results of the Company’s licensing, publishing and toy operations (including Iron Man and Hulk movie toys and merchandising).  The primary assumptions for the Company’s full year 2008 financial guidance as noted below have been updated to reflect the elimination of Marvel’s Toy segment and the associated restatement noted earlier in this press release.

Marvel Entertainment Q1 2008 Results, 5/5/08	page 5 of 9

Marvel Entertainment – Financial Guidance
(in millions, except per-share amounts)	Updated 2008 Guidance (1)	Previous 2008 Guidance (1) (2)	2007 Actual
Net sales	$370 - $400	$360 - $400	$486
Net income	$104 - $122	$100 - $118	$140
Diluted EPS	$1.35 - $1.55	$1.30 - $1.50	$1.70

(1)
Marvel’s financial guidance for 2008 does not reflect revenues or expenses related to the box office, home video/DVD, TV or media sales performance from the Company’s self-produced films, Iron Man and The Incredible Hulk.

(2)	As provided on February 19, 2008.

Primary Assumptions/Drivers for Full Year 2008 Financial Guidance:
•
Marvel’s Licensing segment is expected to contribute net sales of approximately $240M - $265M in 2008 and to generate an operating margin of approximately 65% -75%.  Marvel expects that full year-2008 Licensing segment net sales (now including income from Hasbro) will have the following approximate mix:

-	49% from Domestic Consumer Products, including income from Hasbro.
-	31% from International Consumer Products, including income from Hasbro.
-	13% from Spider-Man L.P.
-	7% from Marvel Studios (excludes revenues related to Marvel’s self-produced feature films)
•	Marvel’s Publishing segment is expected to contribute net sales of approximately $130M – 135M in 2008 and to generate an operating margin of approximately 41% - 43%.
•
Reflecting corporate overhead and anticipated contributions from in-licensed toy lines, Marvel expects to report net sales of approximately $1.5M – $2.5M in 2008 in the “All Other” category.  Those sales are anticipated to generate a breakeven operating margin.  Traditional corporate overhead, excluding toy contributions, is expected to approximate $26.0 million in 2008 compared to $22.4 million in 2007, reflecting increasing levels of personnel and other expenses.

•	Marvel anticipates an effective tax rate of 39% in 2008.
•	Marvel’s guidance is based on 78.2 million diluted shares for 2008 and does not reflect any future share repurchase activity.

Marvel cautions investors that variations in the timing of licenses and entertainment events, the timing of their revenue recognition, and their level of success result in variations and uncertainty in forecasting the Company’s financial results.  These factors could have a material impact on year-over-year annual and sequential quarterly results comparisons as well as on Marvel’s ability to achieve its financial guidance.

About Marvel Entertainment, Inc.
With a library of over 5,000 high-profile characters built over more than sixty years of comic book publishing, Marvel Entertainment, Inc. is one of the world's most prominent character-based entertainment companies.  Marvel utilizes its character franchises in licensing, entertainment (via Marvel Studios), and publishing (via Marvel Comics), with emphasis on feature films, home DVD, consumer products, video games, action figures and role-playing toys, television and promotions.  Marvel's strategy is to leverage its franchises in a growing array of opportunities around the world.  For more information visit www.marvel.com.

Except for any historical information that they contain, the statements in this news release regarding Marvel's plans are forward-looking statements that are subject to certain risks and uncertainties, including a decrease in the level of media exposure or popularity of Marvel's characters, financial difficulties of Marvel's licensees, changing consumer preferences, delays and cancellations of movies and television productions based on Marvel characters, and concentration of Marvel’s toy business in a single licensee.

In addition, in connection with Marvel Studios’ film production operations, including those related to the slate of feature films Marvel plans to produce on its own with proceeds from its $525 million film slate facility (the “Film Facility”), the following factors, among others, could cause Marvel’s financial performance to differ materially from that expressed in any forward-looking statements: (i) Marvel Studios’ potential inability to attract and retain

Marvel Entertainment Q1 2008 Results, 5/5/08	page 6 of 9

creative talent, (ii) the potential lack of popularity of Marvel’s films, (iii) the expense associated with producing films, (iv) union activity or other events which could interrupt film production, including strikes by Hollywood writers, directors and actors, (v) changes or disruptions in the way films are distributed, including a decline in the profitability of the DVD market, (vi) piracy of films and related products, (vii) Marvel Studios’ dependence on a single distributor for its self-produced films, (viii) that Marvel will depend on its film distributors for the implementation of internal controls related to the accounting of film-production activities, (ix) Marvel’s potential inability to meet the conditions necessary for an initial funding of a film under the Film Facility, (x) Marvel’s potential inability to obtain financing to make more than four films if certain tests related to the economic performance of the film slate are not satisfied (specifically, an interim asset test and a foreign pre-sales test) and (xi) fluctuations in reported income or loss related to the accounting of film-production activities.

These and other risks and uncertainties are described in Marvel's filings with the Securities and Exchange Commission, including Marvel's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Marvel assumes no obligation to publicly update or revise any forward-looking statements.

For further information contact:
Matt Finick – SVP Corporate Development Marvel Entertainment, Inc. 310/550-3132 mfinick@marvel.com	David Collins, Richard Land Jaffoni & Collins 212/835-8500 mvl@jcir.com

Marvel Entertainment Q1 2008 Results, 5/5/08	page 7 of 9

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
AND COMPREHENSIVE INCOME
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
	(in thousands, except per share data)

Net sales	$112,567	$151,402

Costs and expenses:
Cost of revenues (excluding depreciation expense)	12,467	14,886
Selling, general and administrative	31,519	33,270
Depreciation and amortization	375	1,840
Total costs and expenses	44,361	49,996
Other (expense) income, net	19,326	(349)
Operating income	87,532	101,057
Interest expense	3,086	2,902
Interest income	979	467
Income before income tax expense and minority interest	85,425	98,622
Income tax expense	33,210	38,311
Minority interest in consolidated joint venture	6,984	13,469
Net income	$45,231	$46,842

Basic and diluted net income per share:
Weighted average shares outstanding:
Weighted average shares for basic earnings per share	77,423	83,161
Effect of dilutive stock options, warrants and restricted stock	803	2,910
Weighted average shares for diluted earnings per share	78,226	86,071
Net income per share:
Basic	$0.58	$0.56

Diluted	$0.58	$0.54

Comprehensive income:
Net income	$45,231	$46,842
Other comprehensive income (loss)	145	(1,183)
Comprehensive income	$45,376	$45,659

Marvel Entertainment Q1 2008 Results, 5/5/08	page 8 of 9

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
	2008	2007
	(in thousands, except share data)

ASSETS
Current assets:
Cash and cash equivalents	$65,547	$30,153
Restricted cash	23,201	20,836
Short-term investments	61,854	21,016
Accounts receivable, net	19,997	28,679
Inventories, net	11,308	10,647
Income tax receivable	–	10,882
Deferred income taxes, net	23,374	21,256
Prepaid expenses and other current assets	6,016	4,245
Total current assets	211,297	147,714

Fixed assets, net	2,374	2,612
Film inventory	303,322	264,817
Goodwill	346,152	346,152
Accounts receivable, non–current portion	826	1,300
Income tax receivable, non–current portion	5,906	4,998
Deferred income taxes, net	36,773	37,116
Deferred financing costs	10,155	11,400
Other assets	995	1,249
Total assets	$917,800	$817,358

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,428	$3,054
Accrued royalties	82,671	84,694
Accrued expenses and other current liabilities	30,649	37,012
Deferred revenue	95,360	88,617
Film facilities (1)	57,938	42,264
Income tax payable	17,127	–
Minority interest to be distributed	45	556
Total current liabilities	285,218	256,197
Accrued royalties, non-current portion	9,931	10,273
Deferred revenue, non-current portion	56,831	58,166
Film facilities, non-current portion (1)	279,462	246,862
Income tax payable, non-current portion	59,590	54,066
Other liabilities	9,496	10,291
Total liabilities	700,528	635,855

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 100,000,000 shares authorized, none issued	–	–
Common stock, $.01 par value, 250,000,000 shares authorized, 133,404,306 issued and 77,435,629 outstanding in 2008 and 133,179,310 issued and 77,624,842 outstanding in 2007	1,334	1,333
Additional paid-in capital	729,152	728,815
Retained earnings	394,821	349,590
Accumulated other comprehensive loss	(3,250)	(3,395)
Total stockholders’ equity before treasury stock	1,122,057	1,076,343
Treasury stock, at cost, 55,968,677 shares in 2008 and 55,554,468 shares in 2007	(904,785)	(894,840)
Total stockholders’ equity	217,272	181,503

Total liabilities and stockholders’ equity	$917,800	$817,358

(1) Balances as of March 31, 2008 do not reflect an estimate of cash flows to be received from films over the subsequent twelve-month period that are required to be used to repay Film Facility debt.  This estimate will affect the classification of film facilities borrowings as current or non-current and will be disclosed in Marvel’s first quarter 2008 Form 10-Q.

Marvel Entertainment Q1 2008 Results, 5/5/08	page 9 of 9

MARVEL ENTERTAINMENT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended
	March 31,
	2008	2007
	(in thousands)
Cash flows from operating activities:
Net income	$45,231	$46,842
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	375	1,840
Provision for doubtful accounts	–	425
Amortization of deferred financing costs	1,245	1,245
Unrealized loss on interest rate cap and foreign currency forward contracts	198	444
Non-cash charge for stock-based compensation	1,571	2,231
Excess tax benefit from stock-based compensation	–	(502)
Loss on sale of equipment	5	–
Deferred income taxes	(4,057)	15,607
Minority interest in joint venture (net of distributions of $7,279 in 2008 and $1,961 in 2007)	(511)	11,508
Changes in operating assets and liabilities:
Accounts receivable	9,156	19,134
Income tax receivable	–	40,915
Inventories	(661)	(891)
Prepaid expenses and other current assets	(1,771)	2,821
Film inventory	(38,505)	(32,554)
Other assets	56	23
Deferred revenue	5,408	(66,423)
Income taxes payable	35,569	–
Accounts payable, accrued expenses and other current liabilities	(13,262)	(18,376)
Net cash provided by operating activities	40,047	24,289

Cash flows from investing activities:
Purchases of fixed assets	(142)	(1,256)
Expenditures for product and package design	–	(298)
Sales of short-term investments	4,031	29,133
Purchases of short-term investments	(44,869)	(48,009)
Change in restricted cash	(2,365)	(2,082)
Net cash used in investing activities	(43,345)	(22,512)

Cash flows from financing activities:
Borrowings from film facilities	48,274	16,300
Borrowings from line of credit	–	2,000
Repayments of line of credit	–	(19,000)
Deferred financing costs	–	(395)
Purchases of treasury stock	(9,945)	(22,169)
Exercise of stock options	156	368
Excess tax benefit from stock-based compensation	–	502
Net cash provided by (used in) financing activities	38,485	(22,394)

Effect of exchange rates on cash	207	18
Net increase (decrease) in cash and cash equivalents	35,394	(20,599)
Cash and cash equivalents, at beginning of period	30,153	31,945
Cash and cash equivalents, at end of period	$65,547	$11,346

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